UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)    May 31, 1997
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events

     The net credit losses and loan delinquencies for MBNA America Bank, N.A. ("the Bank"), a wholly owned subsidiary of MBNA Corporation, for its net loan portfolio and its managed loan portfolio for May 31, 1997, were as follows:



                                      Net
                                 Credit Losses                 Delinquency (3)
                                 -------------                 -----------
                                 (Annualized)



Net Loan Portfolio (1)
 May 1997                          2.79%                       3.56%





Managed Loan Portfolio (2)
 May 1997                          4.02%                       4.15%




   (1) Net loan portfolio delinquency does not include securitized loans or loans held for securitization.
   (2) Managed loan portfolio includes the Bank's loan portfolio, loans held for securitization, and securitized loans.
   (3)  Delinquency represents loans which are 30 days or more past due.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date: June 13, 1997                     By:
                                                     /s/ M. Scot Kaufman
                                                   ---------------------------
                                                         M. Scot Kaufman
                                                    Executive Vice President
                                                   and Chief Financial Officer